Exhibit 99.1

Coinbase Announces Interim Results and Extension and Upsizing of Cash Tender Offer for its Outstanding 3.625% Senior Notes Due 2031

September 5, 2023

Remote-First-Company/SAN DIEGO—(BUSINESS WIRE)— Coinbase Global, Inc. (the “Company” or “Coinbase”) today announced interim results of its previously announced offer to purchase for cash (the “Tender Offer”) a portion of its 3.625% Senior Notes due 2031 (the “Notes”).

The Company also announced that it has amended the terms of the Tender Offer to (i) increase the amount of Notes that may be purchased in the Tender Offer from a maximum aggregate purchase price of $150,000,000 to a maximum aggregate purchase price of $180,000,000 (excluding accrued and unpaid interest) (as amended, the “Maximum Tender Amount”) and (ii) extend the expiration date of the Tender Offer from 11:59 p.m., New York City time, on September 1, 2023 to 11:59 p.m., New York City time, on September 18, 2023 (as so extended, the “Expiration Time”).

The Company expects to accept for payment and make payment on September 6, 2023 (the “Interim Settlement Date”) with respect to all Notes validly tendered after 5:00 p.m., New York City time, on August 18, 2023 (the “Early Tender Time”), but at or prior to 11:59 p.m., New York City time, on September 1, 2023 (the “Interim Expiration Time”), subject to the conditions set forth in the Company’s offer to purchase, dated August 7, 2023 (as amended, the “Offer to Purchase”).

Holders of the Notes (“Holders”) who validly tendered their Notes after the Early Tender Time but at or prior to the Interim Expiration Time, in the manner described in the Offer to Purchase, are eligible to receive the Total Consideration (as defined below) for the Notes accepted for purchase. Holders will also receive accrued and unpaid interest on their Notes validly tendered and accepted for purchase from the most recent interest payment date for the Notes up to, but not including, the Interim Settlement Date. No further action is required to be taken by Holders who have already validly tendered their Notes in order to receive the Total Consideration (as defined below), plus accrued and unpaid interest, on the Interim Settlement Date.

As of the Early Tender Time, holders of $50,034,000 aggregate principal amount of the Notes had validly tendered and not validly withdrawn their Notes. On August 22, 2023 (the “Early Settlement Date”), the Company accepted for purchase $50,034,000 aggregate principal amount of the Notes. According to information provided by Global Bondholder Services Corporation, the tender and information agent for the Tender Offer (the “Tender and Information Agent”), following the Early Tender Time, but at or prior to the Interim Expiration Time, an additional $211,062,000 in aggregate principal amount of the Notes were validly tendered. Together with the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time, a total of $261,096,000 in aggregate principal amount outstanding of the Notes were validly tendered at or prior to the Interim Expiration Time. As previously announced, Holders who validly tendered their Notes at or prior to the Interim Expiration Time are eligible to receive $675.00 per $1,000 principal amount of Notes validly tendered (the “Total Consideration”).

The following table sets forth certain information relating to the tender offer:

Issuer	Title of Security	CUSIP Number/ ISIN (1)	Aggregate Principal Amount Outstanding (2)	Aggregate Principal Amount Tendered after Early Tender Time (2)	Aggregate Principal Amount Expected to be Accepted for Purchase on Interim Settlement Date (3)	Aggregate Amount to be Paid (4)	Total Consideration (5)
Coinbase Global, Inc.	3.625% Senior Notes Due 2031	144A CUSIP/ ISIN: 19260Q AD9 / US19260QAD97 Regulation S CUSIP/ISIN: U19328 AB6 / USU19328AB62	$1,000,000,000	$211,062,000	$211,062,000	$145,761,029	$675.00

(1)	CUSIP information is provided for the convenience of Holders. No representation is made as to the correctness or accuracy of such numbers.

(2)	As of the Interim Expiration Time and not including Notes accepted for purchase by the Company on the Early Settlement Date.

(3)

Not including Notes accepted for purchase by the Company on the Early Settlement Date. Subject to satisfaction or waiver of the conditions set forth in the Offer to Purchase, the Company anticipates that Notes tendered after the Early Tender Time, but at or prior to the Interim Expiration Time, will be accepted for purchase on the Interim Settlement Date. However, there can be no assurance that the conditions set forth in the Offer to Purchase will be satisfied or waived.

(4)

With respect to Notes accepted for purchase by the Company on the Interim Settlement Date, inclusive of accrued and unpaid interest, and not including Notes accepted for purchase by the Company on the Early Settlement Date.

(5)	Per $1,000 principal amount of Notes validly tendered and accepted.

Withdrawal rights for the Tender Offer expired at 5:00 p.m., New York City time, on August 18, 2023. The Tender Offer will expire at 11:59 p.m., New York City time, at the Expiration Time.

The amount of Notes that may be purchased in the Tender Offer is subject to the Maximum Tender Amount. Subject to the remaining capacity under the Maximum Tender Amount, and proration if applicable, Holders who validly tender Notes after the Interim Expiration Time but prior to or at the Expiration Time, and whose Notes are accepted for purchase, will be eligible to receive the Total Consideration, plus accrued and unpaid interest. No tenders will be valid if submitted after the Expiration Time. Payment for the Notes that are validly tendered prior to or at the Expiration Time and that are accepted for purchase will be made on a date promptly following the Expiration Time, which is currently anticipated to be September 20, 2023, the second business day after the Expiration Time.

Except as described herein, other terms of the previously announced Tender Offer remain unchanged. Holders of Notes should read carefully and in its entirety the Offer to Purchase before deciding to tender their Notes.

Citigroup Global Markets Inc. is serving as Dealer Manager for the Tender Offer. Questions regarding the Tender Offer should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (U.S. toll-free) and (212) 723-6106 (New York). Copies of documents relating to the Tender Offer may be obtained from the Tender and Information Agent at http://www.gbsc-usa.com/coin, or by telephone at (855) 654-2015 or (212) 430-3774.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. This press release does not describe all the material terms of the Tender Offer, and no decision should be made by any Holder on the basis of this press release. The Offer to Purchase contains important information which should be read carefully before any decision is made with respect to the Tender Offer.

Disclaimer

None of the Company, the Dealer Manager, the Tender and Information Agent or the trustee for the Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should or should not tender any Notes in response to the Tender Offer or expressing any opinion as to whether the terms of the Tender Offer are fair to any Holder. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of Notes to tender. Please refer to the Offer to Purchase for a description of the offer terms, conditions, disclaimers and other information applicable to the Tender Offer.

About Coinbase

Coinbase is building the cryptoeconomy – a more fair, accessible, efficient, and transparent financial system enabled by crypto. The Company started in 2012 with the radical idea that anyone, anywhere, should be able to easily and securely send and receive Bitcoin. Today, Coinbase offers a trusted and easy-to-use platform for accessing the broader cryptoeconomy.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” including, among other things, statements relating to the anticipated cash expenditure to consummate the Tender Offer, as well as the completion, timing and size of the Tender Offer. Statements containing words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such forward-looking statements, including those described in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks that could have an impact on any forward-looking statements contained herein. Forward-looking statements in this press release are based on the Company’s beliefs and assumptions and on information available to the Company’s management as of the date they are made. Investors should not place undue reliance on any such forward-looking statements. Except as may be required by law, the Company undertakes no obligation, and does not intend, to update these forward-looking statements after the date of this press release.

Contacts:

Press: press@coinbase.com

Investors: investor@coinbase.com